Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Organovo Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(3)	(1)
	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(3)	(1)
	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)	(1)	(3)	(1)
	Other	Warrants	Rule 457(o)	(1)	(3)	(1)
	Other	Units(2)	Rule 457(o)	(1)	(3)	(1)
	Other	Rights	Rule 457(o)	(1)	(3)	(1)
	Unallocated (Universal) Shelf	Unallocated (Universal Shelf)	Rule 457(o)	(1)	(3)	$1,490,255.79	0.0001476	$219.96(4)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Debt	Debt Securities	415(a)(6)						S-3	333-222929	1/29/2021	N/A

	Equity	Common Stock, par value $0.0001 per share	415(a)(6)						S-3	333-222929	1/29/2021	N/A

	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)						S-3	333-222929	1/29/2021	N/A

	Other	Warrants	415(a)(6)						S-3	333-222929	1/29/2021	N/A

	Other	Units	415(a)(6)						S-3	333-222929	1/29/2021	N/A

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(5)		$148,509,744.21(5)			S-3	333-222929	1/29/2021	$16,302.92

	Total Offering Amounts					$150,000,000		$219.96

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$219.96

(1)

The amount to be registered consists of up to $150,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, rights and/or units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable anti-dilution provision. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $148,509,744.21 of unsold securities (the “Unsold Shelf Securities”) previously registered by the Registrant on the Registrant’s shelf registration statement on Form S-3 (File No. 333-252224), originally filed on January 19, 2021 and declared effective on January 29, 2021 (the “2021 Registration Statement”). In connection with the filing of the 2021 Registration Statement, the Registrant paid a filing fee of $6,587.94 associated with the offering of a portion of the Unsold Shelf Securities (based on the filing fee rate in effect at the time of the filing of the 2021 Registration Statement) and carried forward $78,031,957.47 previously registered pursuant to the registration statement on Form S-3 (File No. 333-222929), originally filed on February 8, 2018 and declared effective on February 22, 2019 (the “2018 Registration Statement”). In connection with the filing of the 2018 Registration Statement, the registrant paid a filing fee of $12,450, of which $9,714.98 is associated with the offering of a portion of the Unsold Shelf Securities (based on the filing fee rate in effect at the time of the filing of the 2018 Registration Statement. Accordingly, the filing fee associated with the offering of the Unsold Shelf Securities is hereby carried forward to be applied to Unsold Shelf Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Shelf Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Shelf Securities pursuant to the 2021 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Shelf Securities from the 2021 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.